UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2018

RESOURCES CONNECTION, INC.

(Exact Name of Registrant as Specified in Its Charter)

0-32113	Delaware	33-0832424
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(I.R.S Employer Identification No.)

17101 Armstrong Avenue
Irvine, California		92614
(Address of Principal Executive Offices)		(Zip Code)

(714) 430-6400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 7, 2018, the Board of Directors (the “Board”) of Resources Connection, Inc. (the “Company”) appointed Marco von Maltzan to the Board of Directors of the Company, to serve as a director until the Company’s 2020 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Maltzan will not initially serve on any committees of the Board.

The Board increased its size from ten to eleven members and appointed Mr. Maltzan to fill the resulting vacancy.  As Mr. Maltzan is a non- employee director, he will receive annual compensation for his Board service as set forth in the Company’s Director compensation policy, which currently includes an annual cash retainer of $50,000 and an equity award with a grant value of approximately $100,000.

There is no arrangement or understanding between Mr. Maltzan and any other persons pursuant to which Mr. Maltzan was appointed as a director, and Mr. Maltzan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.

The full text of the Company’s press release, issued on July 10, 2018, announcing Mr. Maltzan’s appointment to the Board is included as Exhibit 99.1 to this report.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release entitled “Resources Connection, Inc. Announces Appointment of Marco von Maltzan to the Board of Directors,” issued July 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 10, 2018	RESOURCES CONNECTION, INC.

		By:	/s/ Kate W. Duchene
Kate W. Duchene
President and Chief
Executive Officer